UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

______________

Nevada	001-36475	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Title of class of registered securities Common Stock, par value $0.001 per share	Ticker Symbol AMTX	Name of exchange on which registered NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement.

At the Market Issuance Sales Agreement

On September 30, 2020, Aemetis, Inc. (the “Company”) entered into an At the Market Issuance Sales Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) and Roth Capital Partners, LLC (together with Wainwright, the “Distribution Agents”). In accordance with the terms of the Agreement, the Company may offer and sell from time to time through the Distribution Agents the Company’s common stock having an aggregate offering price of up to $16,000,000 (the “Placement Shares”). The Placement Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-248492). The Company filed a prospectus supplement dated September 30, 2020, with the Securities and Exchange Commission in connection with the offer and sale of the Placement Shares.

Sales of the Placement Shares, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Stock Market at market prices, in block transactions or as otherwise agreed by the Company and the Distribution Agents. The Company shall pay to the Distribution Agents in cash, upon each sale of Placement Shares pursuant to the Agreement, an amount equal to 3.0% of the gross proceeds from each sale of Placement Shares.

Under the terms of the Agreement, the Company may also sell Placement Shares from time to time to either or all of the Distribution Agents as principal for their own account at a price negotiated at the time of sale. Any sale of Placement Shares to either or all of the Distribution Agents as principal would be pursuant to the terms of a separate agreement between the Company and the Distribution Agents.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The summary of the Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto. The legal opinion relating to the Placement Shares is filed as Exhibit 5.1 hereto.

Item 9.01          Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of the Exhibit

1.1	At the Market Issuance Sales Agreement, dated September 30, 2020 by and among the Company, H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC.

5.1	Opinion of Nevada Legal Counsel to the Company.

23.1	Consent of Nevada Legal Counsel (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

September 30, 2020	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer